Exhibit 99.1

Bruker Reports Second Quarter 2025 Financial Results

•
Q2 2025 revenues of $797.4 million, down 0.4% year-over-year (yoy); organic revenue down 7.0%, and constant-exchange rate (CER) revenue down 3.3%
•
Q2 2025 GAAP diluted EPS $0.05; non-GAAP diluted EPS $0.32
•
Announcing a significantly expanded cost savings initiative expected to reduce annual costs by $100 - $120 million in FY 2026
•
Recent additional key innovations for profitable growth acceleration in post-genomic disease biology research and next-gen drug discovery and development:
o
timsOmni: ushers in era of functional proteomics and proteoform analysis - at depth
o
timsMetabo: unprecedented annotation confidence in 4D metabolomics - with ultra-high sensitivity at speed and scale
o
timsUltra AIP: ultra-high sensitivity 4D single-cell proteomics and immunopeptidomics
o
Biocrates acquisition expands Bruker multiomics solutions with unique consumables, software and specialty CRO services for quantitative metabolomics
•
Updated FY2025 guidance:
o
Revenue $3.43 to $3.50 billion, with reported growth of 2% to 4% yoy, CER revenue approximately flat, and an organic revenue decline of 2% to 4%
o
Non-GAAP EPS $1.95 to $2.05, compared to $2.41 in FY 2024

BILLERICA, Massachusetts – August 4, 2025 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for its second quarter and for the six months ended June 30, 2025.

Frank H. Laukien, Bruker’s President and CEO, commented: “Life-science research instruments demand is under pressure at the moment. Our second quarter came in below expectations, as we experienced challenging demand conditions in the US academic market, as well as in biopharma and industrial markets. Tariffs and a stiff currency headwind could not yet be compensated for by our mitigating price, supply chain and cost actions in the second quarter. We are lowering our financial guidance for FY 2025, while we gain improved visibility into US academic funding trends, China stimulus, finalized tariffs, as well as into the timing of a recovery in biopharma drug discovery and industrial research instruments demand.”

He continued, “Bruker today is announcing a significantly expanded cost management initiative, expected to reduce our annual costs by $100 - $120 million in FY 2026. This supports our commitment to resume rapid margin expansion and double-digit EPS growth next year, even in a scenario where demand remains muted. We are, however, optimistic for a FY 2026 partial demand recovery, and point to Bruker’s successful track record of rebounding very strongly from previous market disruptions.”

Second Quarter 2025 Financial Results

Bruker’s revenues for the second quarter of 2025 were $797.4 million, a decrease of 0.4% compared to $800.7 million in the second quarter of 2024. In the second quarter of 2025, revenues decreased 7.0% organically yoy, with constant-exchange rate (CER) revenue decreasing by 3.3% yoy. Revenue growth from acquisitions was 3.7% yoy, while foreign currency translation had a favorable impact of 2.9% yoy.

Second quarter 2025 Bruker Scientific Instruments (BSI) revenues of $733.2 million decreased 0.3% yoy, with organic revenue decreasing by 7.2% yoy. Second quarter 2025 Bruker Energy & Supercon Technologies (BEST) revenues of $66.3 million decreased 4.1% yoy, with organic revenue, net of intercompany eliminations, decreasing by 4.8% yoy.

Second quarter 2025 GAAP operating income was $11.9 million, compared to $48.1 million in the second quarter of 2024. Bruker’s second quarter 2025 non-GAAP operating income was $72.0 million, compared to $110.7 million in the second quarter of 2024, and second quarter 2025 non-GAAP operating margin was 9.0%, compared to 13.8% in the second quarter of 2024.

Second quarter 2025 GAAP diluted earnings per share (EPS) were $0.05, compared to $0.05 in the second quarter of 2024. Second quarter 2025 non-GAAP diluted EPS were $0.32, a decrease of 38.5% compared to $0.52 in the second quarter of 2024.

First Half of 2025 Financial Results

For the first half of 2025, Bruker’s revenues were $1.60 billion, an increase of 5.0% from $1.52 billion in the first half of 2024. In the first half of 2025, revenues decreased 2.3% organically yoy, with CER yoy growth of 4.2%. Revenue growth from acquisitions was 6.5% yoy, while foreign currency translation had a favorable impact of 0.8% yoy.

In the first half of 2025, BSI revenues of $1.48 billion increased 6.6% compared to $1.39 billion in the first half of 2024, with organic revenue decreasing by 1.4% yoy. First half 2025 BEST revenues of $125.6 million decreased 11.7%, compared to $142.2 million in the first half of 2024, with organic revenue net of intercompany eliminations, decreasing by 11.5% yoy.

In the first half of 2025, GAAP operating income was $43.7 million, compared to $112.9 million in the first half of 2024. Non-GAAP operating income in the first half of 2025 was $173.7 million, down 17.8%, compared to $211.4 million in the first half of 2024. Bruker’s non-GAAP operating margin in the first half of 2025 was 10.9%, compared to 13.9% in the first half of 2024.

First half 2025 GAAP diluted EPS was $0.16, compared to $0.40 in the first half of 2024. First half 2025 non-GAAP diluted EPS was $0.78, down 25.7% compared to $1.05 in the first half of 2024.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Updated Fiscal Year 2025 Financial Outlook

Bruker now expects FY 2025 revenues of $3.43 to $3.50 billion, compared to FY 2024 revenues of $3.37 billion, with approximately 2% to 4% year-over-year reported revenue growth, including:

•
CER revenue approximately +0.5%
•
Organic revenue decline of 2% to 4%
•
M&A revenue growth contribution of approximately 3.5%
•
Foreign currency translation revenue tailwind of approximately 2.5%

Bruker now expects FY 2025 non-GAAP EPS of $1.95 to $2.05, compared to FY 2024 non-GAAP EPS of $2.41.

Bruker’s FY 2025 revenue and non-GAAP EPS guidance is based on foreign currency exchange rates as of June 30, 2025.

For the Company’s outlook for 2025 organic revenue growth, M&A revenue growth, constant exchange rate revenue growth, and constant exchange rate non-GAAP EPS growth, and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, August 4, 2025, at 8:30 am Eastern Daylight Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q2 2025 Earnings Webcast” hyperlink. A slide presentation will be referenced during the webcast and will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (U.S. toll free) or +1-412-317-6702 (international) and referencing “Bruker’s Second Quarter 2025 Earnings Conference Call”.

Bruker is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit https://dpregister.com/sreg/10201556/ff9786870c and enter their contact information. Investors will then be issued a personalized phone number and PIN to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call.

A telephone replay of the conference call will be available by dialing 1-877-344-7529 (U.S. toll free) or +1-412-317-0088 (international) and entering replay access code: 6958777. The replay will be available beginning one hour after the end of the conference call through September 4, 2025.

About Bruker Corporation – Leader of the Post-Genomic Era (Nasdaq: BRKR)

Bruker is enabling scientists and engineers to make breakthrough post-genomic discoveries and develop new applications that improve the quality of human life. Bruker’s high performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity, and customer success in post-genomic life science molecular and cell biology research, in applied and biopharma applications, in microscopy and nanoanalysis, as well as in industrial and cleantech research, and next-gen semiconductor metrology in support of AI. Bruker offers differentiated, high value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating income margin; non-GAAP SG&A expense; non-GAAP interest and other income (expense), net; non-GAAP profit before income taxes; non-GAAP income tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets, and other non-operational costs.

We also may refer to constant-exchange rate (CER) currency revenue growth, constant-exchange rate (CER) Non-GAAP EPS growth, and free cash flow which are also non-GAAP financial measures. We define the term CER currency revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates. We define the term CER EPS as Non-GAAP EPS excluding the effect of changes in foreign currency translation rates. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance. However, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures are provided in the tables accompanying this press release following our GAAP financial statements.

With respect to our outlook for 2025 non-GAAP organic revenue, non-GAAP M&A revenue, non-GAAP constant exchange rate (CER) revenue and non-GAAP EPS, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP organic revenue and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period revenues and EPS presented in accordance with GAAP.

Forward-Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our fiscal year 2025 and beyond financial outlook, our outlook for reported revenue growth, organic revenue growth, M&A revenue growth contributions, CER currency revenue growth, margin improvements, foreign currency translation revenue impact, EPS, non-GAAP EPS, and CER Non-GAAP EPS growth; effects of academic market and tariff dynamics on our future financial results and our ability to mitigate such effects in the future; management’s expectations for the impact of foreign currency and acquisitions; the effects of our expanded cost savings initiatives; and for future financial and operational performance and business outlook; future economic conditions; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, the length and severity of any recession and the impact on global economic conditions, the impact of supply chain challenges, including inflationary pressures, the impact of geopolitical tensions and any sanctions, including any reduction in natural gas exports from Russia resulting from its ongoing conflict with Ukraine and resulting market disruptions, such as higher prices for and reduced availability of key metals used in our products, the conflict in Israel, Palestine and surrounding areas and the possible expansion of such conflicts and potential geopolitical consequences, the ongoing tensions between the United States and China, tariff and trade policy changes, and the increasing potential of conflict involving countries in Asia that are critical to our supply chain operations, such as Taiwan and China, continued volatility in the capital markets, the impact of increased interest rates, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, including our recent acquisitions of PhenomeX, ELITech, Chemspeed, and NanoString, our restructuring and cost-control initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing and outsourcing, competition, dependence on collaborative partners, key suppliers and third party distributors, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, exposure to foreign currency fluctuations, the impact of foreign currency exchange rates, our ability to service our debt obligations and fund our anticipated cash needs, the effect of a concentrated ownership of our common stock, loss of key personnel, payment of future dividends and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2024, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Contact:

Joe Kostka

Director, Investor Relations

Bruker Corporation

T: +1 (978) 313-5800

E: Investor.Relations@bruker.com

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$92.0	$183.4
Accounts receivable, net	522.6	565.5
Inventories	1,218.3	1,067.8
Other current assets	329.8	236.5
Total current assets	2,162.7	2,053.2
Property, plant and equipment, net	758.5	669.3
Goodwill, intangibles, net and other long-term assets	3,418.6	3,084.2
Total assets	$6,339.8	$5,806.7

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$55.7	$32.5
Accounts payable	243.0	234.1
Deferred revenue and customer advances	478.1	438.2
Other current liabilities	570.6	576.5
Total current liabilities	1,347.4	1,281.3
Long-term debt	2,379.6	2,061.8
Other long-term liabilities	746.0	648.4

Redeemable noncontrolling interests	47.4	18.1

Total shareholders' equity	1,819.4	1,797.1
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$6,339.8	$5,806.7

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$797.4	$800.7	$1,598.8	$1,522.4
Cost of revenue	439.5	416.1	849.7	785.0
Gross profit	357.9	384.6	749.1	737.4
Operating expenses:
Selling, general and administrative	231.4	221.3	456.8	416.6
Research and development	100.2	92.2	197.3	174.0
Other charges, net	14.4	23.0	51.3	33.9
Total operating expenses	346.0	336.5	705.4	624.5
Operating income	11.9	48.1	43.7	112.9
Interest and other income (expense), net	(11.4)	(24.2)	(18.1)	(17.4)
Income before income taxes, equity in income (losses) of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries (a)	0.5	23.9	25.6	95.5
Income tax provision	(3.1)	16.1	5.6	35.9
Equity in income (losses) of unconsolidated investees, net of tax	0.6	(0.2)	1.0	—
Consolidated net income	4.2	7.6	21.0	59.6
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	(3.4)	—	(4.0)	1.1
Net income attributable to Bruker Corporation	$7.6	$7.6	$25.0	$58.5
Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.05	$0.05	$0.16	$0.40
Diluted	$0.05	$0.05	$0.16	$0.40
Weighted average common shares outstanding:
Basic	151.6	147.4	151.6	146.3
Diluted	151.7	148.0	151.8	147.0

a) On subsequent pages this is referred to as “Profit before income tax”.

Bruker Corporation

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Consolidated net income	$4.2	$7.6	$21.0	$59.6
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	56.1	45.2	106.5	79.9
Deferred income taxes	(15.9)	(20.2)	(38.6)	(22.3)
Other non-cash expenses, net	(11.6)	26.9	(0.4)	27.5
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Income taxes payable, net	(69.8)	(10.5)	(105.3)	(22.4)
Other changes in operating assets and liabilities, net	(90.5)	(47.9)	(45.7)	(99.4)
Net cash provided by (used in) operating activities	$(127.5)	$1.1	(62.5)	22.9

Cash flows from investing activities:
Purchases of property, plant and equipment	(21.3)	(24.6)	(47.3)	(46.0)
Cash paid for acquisitions, net of cash acquired	(68.4)	(1,302.0)	(69.5)	(1,576.5)
Other investing activities, net	(1.4)	1.7	(0.4)	(6.6)
Net cash used in investing activities	(91.1)	(1,324.9)	(117.2)	(1,629.1)

Cash flows from financing activities:
Repayments of revolving lines of credit	(111.2)	(839.6)	(279.1)	(840.1)
Proceeds from revolving lines of credit	228.3	804.4	368.2	1,073.3
Repayment of long-term debt	(14.6)	(10.8)	(22.3)	(118.0)
Proceeds from long-term debt	—	805.7	2.9	805.7
Proceeds from Public Offering of common stock, net of issuance costs	—	402.9	—	402.9
Payment of dividends to common shareholders	(7.5)	(7.7)	(15.2)	(15.0)
Repurchase of common stock	—	—	(10.0)	—
Other financing activities, net	0.5	0.9	(0.2)	(1.3)
Net cash provided by financing activities	95.5	1,155.8	44.3	1,307.5

Effect of exchange rate changes on cash, cash equivalents and restricted cash	31.6	(2.1)	44.9	(19.7)
Net decrease in cash, cash equivalents and restricted cash	(91.5)	(170.1)	(90.5)	(318.4)
Cash, cash equivalents and restricted cash at beginning of period	187.7	343.3	186.7	491.6
Cash, cash equivalents and restricted cash at end of period	$96.2	$173.2	$96.2	$173.2

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited and in millions, except per share data)

The tables below present the GAAP to Non-GAAP reconciliation for the three and six months ended June 30, 2025, and June 20, 2024, respectively, for the following financial measures: Gross Profit and Gross Profit Margin; Selling, General and Administrative (“SG&A”) Expenses; Interest and Other Income (Expense), net; Operating Income and Operating Income Margin; Profit before Income Taxes; Net Income Attributable to Bruker Corporation; Earnings Per Share (Diluted); and Income Tax rate.

	Gross Profit	Gross Profit Margin	SG&A Expenses	Operating Income	Operating Income Margin	Interest and other income (expense), net	Profit before income tax (a)	Net Income attributable to Bruker Corporation	Diluted net income per common share	Income Tax Rate
Three Months Ended June 30, 2025:
GAAP	$357.9	44.9%	$231.4	$11.9	1.5%	$(11.4)	$0.5	$7.6	$0.05	(620.0)%
Non-GAAP adjustments:
Restructuring costs	4.4	0.6%	—	7.3	0.9%	—	7.3	7.3	0.05	—
Acquisition-related costs	2.8	0.4%	—	5.5	0.7%	—	5.5	5.5	0.04	—
Purchased intangibles amortization	15.0	1.9%	(16.5)	31.5	4.0%	—	31.5	31.5	0.21	—
Acquisition-related litigation charges	—	—	—	4.0	0.5%	—	4.0	4.0	0.03	—
Investments related adjustments	—	—	—	—	—	0.4	0.4	0.4	—	—
Other costs	7.1	0.8%	—	11.8	1.4%	—	11.8	11.8	0.08	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(17.5)	(0.13)	643.6%
Other Discrete Items	—	—	—	—	—	—	—	—	—	—
Equity in income (losses) of unconsolidated investees, net of tax	—	—	—	—	—	—	—	(0.6)	—	—
Noncontrolling interests related to non-GAAP adjustments	—	—	—	—	—	—	—	(1.7)	(0.01)	—
Total Non-GAAP adjustments	29.3	3.7%	(16.5)	60.1	7.5%	0.4	60.5	40.7	0.27	643.6%
Non-GAAP	$387.2	48.6%	$214.9	$72.0	9.0%	$(11.0)	$61.0	$48.3	$0.32	23.6%

Three Months Ended June 30, 2024:
GAAP	$384.6	48.0%	$221.3	$48.1	6.0%	$(24.2)	$23.9	$7.6	$0.05	67.4%
Non-GAAP adjustments:
Restructuring costs	4.9	0.6%	—	6.1	0.8%	—	6.1	6.1	0.04	—
Acquisition-related costs	8.7	1.1%	—	26.0	3.2%	—	26.0	26.0	0.18	—
Purchased intangibles amortization	12.0	1.5%	(13.1)	25.1	3.1%	—	25.1	25.1	0.17	—
Acquisition-related litigation charges	—	—	—	1.4	0.2%	—	1.4	1.4	0.01	—
Investments related adjustments	—	—	—	—	—	20.2	20.2	20.2	0.14	—
Other costs	0.9	0.1%	—	4.0	0.5%	—	4.0	4.0	0.03	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(14.2)	(0.10)	(32.4)%
Other Discrete Items	—	—	—	—	—	—	—	—	—	(6.6)%
Equity in income (losses) of unconsolidated investees, net of tax	—	—	—	—	—	—	—	0.2	—	—
Total Non-GAAP adjustments	26.5	3.3%	(13.1)	62.6	7.8%	20.2	82.8	68.8	0.47	(39.0)%
Non-GAAP	$411.1	51.3%	$208.2	$110.7	13.8%	$(4.0)	$106.7	$76.4	$0.52	28.4%
a)
Referred to as “Income before income taxes, equity in income (losses) of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries” in the GAAP condensed consolidated statements of operations.

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

	Gross Profit	Gross Profit Margin	SG&A Expenses	Operating Income	Operating Income Margin	Interest and other income (expense), net	Profit before income tax (a)	Net Income attributable to Bruker Corporation	Diluted net income per common share	Income Tax Rate
Six Months Ended June 30, 2025
GAAP	$749.1	46.9%	$456.8	$43.7	2.7%	$(18.1)	$25.6	$25.0	$0.16	21.9%
Non-GAAP adjustments:
Restructuring costs	7.0	0.4%	—	17.5	1.1%	—	17.5	17.5	0.12	—
Acquisition-related costs	5.1	0.3%	—	14.1	0.9%	—	14.1	14.1	0.09	—
Purchased intangibles amortization	29.0	1.8%	(29.6)	58.8	3.7%	—	58.8	58.8	0.39	—
Acquisition-related litigation charges	—	—	—	22.6	1.4%	—	22.6	22.6	0.15	—
Investments related adjustments	—	—	—	—	—	2.4	2.4	2.4	0.02	—
Other costs	7.9	0.5%	—	17.0	1.1%	—	17.0	17.0	0.11	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(35.7)	(0.24)	4.2%
Other Discrete Items	—	—	—	—	—	—	—	—	—	—
Equity in income (losses) of unconsolidated investees, net of tax	—	—	—	—	—	—	—	(1.0)	(0.01)	—
Noncontrolling interests related to non-GAAP adjustments	—	—	—	—	—	—	—	(1.7)	(0.01)	—
Total Non-GAAP adjustments	49.0	3.0%	(29.6)	130.0	8.2%	2.4	132.4	94.0	0.62	4.2%
Non-GAAP	$798.1	49.9%	$427.2	$173.7	10.9%	$(15.7)	$158.0	$119.0	$0.78	26.1%

Six Months Ended June 30, 2024:
GAAP	$737.4	48.4%	$416.6	$112.9	7.4%	$(17.4)	$95.5	$58.5	$0.40	37.6%
Non-GAAP adjustments:
Restructuring costs	8.6	0.6%	—	13.3	0.9%	—	13.3	13.3	0.09	—
Acquisition-related costs	11.7	0.8%	—	33.1	2.2%	—	33.1	33.1	0.23	—
Purchased intangibles amortization	19.8	1.3%	(21.3)	41.3	2.7%	—	41.3	41.3	0.28	—
Acquisition-related litigation charges	—	—	—	1.5	0.1%	—	1.5	1.5	0.01	—
Investments related adjustments	—	—	—	—	—	20.2	20.2	20.2	0.14	—
Other costs	3.0	0.2%	—	9.3	0.6%	—	9.3	9.3	0.06	—
Tax effect of above Non-GAAP adjustments	—	—	—	—	—	—	—	(23.1)	(0.16)	(6.8)%
Other Discrete Items	—	—	—	—	—	—	—	—	—	(3.3)%
Total Non-GAAP adjustments	43.1	2.9%	(21.3)	98.5	6.5%	20.2	118.7	95.6	0.65	(10.1)%
Non-GAAP	$780.5	51.3%	$395.3	$211.4	13.9%	$2.8	$214.2	$154.1	$1.05	27.5%
a)
Referred to as “Income before income taxes, equity in income (losses) of unconsolidated investees, net of tax, and noncontrolling interests in consolidated subsidiaries” in the GAAP condensed consolidated statements of operations.

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

The tables below present the GAAP to Non-GAAP reconciliation for Organic revenue, CER currency revenue, and Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP revenue Total Bruker	$797.4	$800.7	$1,598.8	$1,522.4
Non-GAAP adjustments:
Acquisitions and divestitures (1)	29.6	75.5	98.8	101.8
Effect of changes in foreign currency translation rate (2)	23.4	(7.4)	13.0	(8.4)
Non-GAAP Organic revenue Total Bruker	$744.4	$732.6	$1,487.0	$1,429.0
GAAP Revenue growth (decrease) rate	(0.4)%	17.4%	5.0%	11.4%
Non-GAAP Organic revenue growth (decrease) rate	(7.0)%	7.4%	(2.3)%	4.5%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP revenue Bruker Scientific Instruments (3)	$733.2	$735.6	$1,477.7	$1,386.7
Non-GAAP adjustments:
Acquisitions and divestitures (1)	29.6	75.5	98.8	101.8
Effect of changes in foreign currency translation rate (2)	21.2	(6.8)	12.0	(8.6)
Non-GAAP Organic revenue Bruker Scientific Instruments	$682.4	$666.9	$1,366.9	$1,293.5
GAAP Revenue growth (decrease) rate	(0.3)%	19.7%	6.6%	11.7%
Non-GAAP Organic revenue growth (decrease) rate	(7.2)%	8.6%	(1.4)%	4.2%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP revenue BEST, net of Intercompany Eliminations	$64.2	$65.1	$121.1	$135.7
Non-GAAP adjustments:
Acquisitions and divestitures (1)	—	—	—	—
Effect of changes in foreign currency translation rate (2)	2.2	(0.6)	1.0	0.2
Non-GAAP Organic revenue BEST, net of Intercompany Eliminations	$62.0	$65.7	$120.1	$135.5
GAAP Revenue growth (decrease) rate	(1.4)%	(3.7)%	(10.8)%	7.4%
Non-GAAP Organic revenue growth (decrease) rate	(4.8)%	(2.8)%	(11.5)%	7.3%

(1) We define the term acquisitions and divestitures revenue as GAAP revenue from M&A activities excluding the effect of changes in foreign currency translation rates.

(2) We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures.

(3) Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI BioSpin, CALID, and Nano Segments as presented in our Annual Report on Form 10-K for the year ended December 31, 2024.

Bruker Corporation

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP revenue	$797.4	$800.7	$1,598.8	$1,522.4
Non-GAAP adjustments:
Effect of changes in foreign currency translation rates	23.4	(7.4)	13.0	(8.4)
Non-GAAP CER currency revenue	$774.0	$808.1	$1,585.8	$1,530.8
GAAP Revenue growth (decrease) rate	(0.4)%	17.4%	5.0%	11.4%
Non-GAAP CER currency revenue growth (decrease) rate	(3.3)%	18.5%	4.2%	12.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$(127.5)	$1.1	$(62.5)	$22.9
Non-GAAP adjustments:
Purchases of property, plant and equipment	(21.3)	(24.6)	(47.3)	(46.0)
Non-GAAP free cash flow	$(148.8)	$(23.5)	$(109.8)	$(23.1)

Bruker Corporation

REVENUE

(unaudited and in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue by Segment:
Bruker BioSpin	$195.3	$217.5	$403.1	$400.3
Bruker CALID	285.8	265.6	565.9	493.5
Bruker Nano	252.1	252.5	508.7	492.9
BSI Revenue Total	733.2	735.6	1,477.7	1,386.7
BEST	66.3	69.1	125.6	142.2
Eliminations	(2.1)	(4.0)	(4.5)	(6.5)
Total revenue	$797.4	$800.7	$1,598.8	$1,522.4

Revenue by End Customer Geography:
United States	$222.9	$243.7	$440.3	$438.5
Europe	272.5	275.8	557.7	520.7
Asia Pacific	242.1	226.6	474.7	449.3
Other	59.9	54.6	126.1	113.9
Total revenue	$797.4	$800.7	$1,598.8	$1,522.4

Bruker Corporation

Summary of Reported Revenue Growth Components

(unaudited and in millions)

The table below presents a summary of reported revenue growth components for the periods reported for Bruker Corporation, Bruker Scientific Instruments, and BEST net of Intercompany Eliminations.

		Variance explained by:
	GAAP revenue as of prior comparable period	Acquisitions and divestitures revenue (1)	Organic revenue (2)	Effect of changes in foreign currency translation rates	GAAP revenue current period	Revenue growth (decrease)	Organic revenue growth (decrease)
Total Bruker:
Three Months Ended June 30, 2025	$800.7	29.6	(56.3)	23.4	$797.4	(0.4%)	(7.0%)
Three Months Ended June 30, 2024	$681.9	75.5	50.7	(7.4)	$800.7	17.4%	7.4%
Six Months Ended, June 30, 2025	$1,522.4	98.8	(35.4)	13.0	$1,598.8	5.0%	(2.3%)
Six Months Ended, June 30, 2024	$1,367.2	101.8	61.8	(8.4)	$1,522.4	11.4%	4.5%

Bruker Scientific Instruments (3):
Three Months Ended June 30, 2025	$735.6	29.6	(53.2)	21.2	$733.2	(0.3%)	(7.2%)
Three Months Ended June 30, 2024	$614.3	75.5	52.6	(6.8)	$735.6	19.7%	8.6%
Six Months Ended, June 30, 2025	$1,386.7	98.8	(19.8)	12.0	$1,477.7	6.6%	(1.4%)
Six Months Ended, June 30, 2024	$1,240.9	101.8	52.6	(8.6)	$1,386.7	11.7%	4.2%

BEST, net of Intercompany Eliminations:
Three Months Ended June 30, 2025	$65.1	—	(3.1)	2.2	$64.2	(1.4%)	(4.8%)
Three Months Ended June 30, 2024	$67.6	—	(1.9)	(0.6)	$65.1	(3.7%)	(2.8%)
Six Months Ended, June 30, 2025	135.7	—	(15.6)	1.0	$121.1	(10.8%)	(11.5%)
Six Months Ended, June 30, 2024	126.3	—	9.2	0.2	$135.7	7.4%	7.3%

(1) We define the term acquisitions and divestitures revenue as GAAP revenue from M&A activities excluding the effect of changes in foreign currency translation rates.

(2) We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures.

(3) Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI BioSpin, CALID, and Nano Segments as presented in our Annual Report on Form 10-K for the year ended December 31, 2024.